                         MODIFICATION TO PROMISSORY NOTE

                     WHEREAS, South China Brewing Company, Ltd. ("Borrower") has executed a promissory note dated March 31, 1995, payable to the order of Hibernia National Bank ("Bank"), in the original principal amount of $565,000.00 bearing interest at the rate of Citibank, N.A. rate plus one half (.50%) percent ("the Note"); and

                     WHEREAS, Borrower and Bank desire to change the dates on which payments are due, and they agree as follows:

                                    AGREEMENT

                     1. The Note is hereby modified so that as of June 15, 1995, Borrower's interest payments from March 31, 1995 to March 31, 1996, will be due on a semi-annual basis, and shall be paid by Borrower on September 30, 1995 and March 31, 1996. Interest payments after the March 31, 1996 interest payment will be due on a quarterly basis beginning June 30, 1996. The final maturity date shall remain March 31, 1997.

                     2. Paragraph 3 of the Note is hereby modified so that the second principal payment shall be paid on March 31, 1996.

                     3. Except as expressly modified herein, all terms and provisions of the Note and of all other documents securing, evidencing the obligations under or related to the Note, are hereby ratified and confirmed, and shall remain in full force and effect. Borrower represents and warrants that no default has occurred as of the date hereof, and that Borrower has no defense, offset compensation, counterclaim or reconventional demand with respect to the Note and any related documents.


                     EXECUTED this 15th day of June, 1995.



BANK: HIBERNIA NATIONAL BANK         BORROWER: South China Brewing Company, Ltd.

By     Cheryl Denenea                By           P. Bordeaux
  ---------------------------          -----------------------------------------


Name   Cheryl Denenea                Name          P. Bordeaux
    -------------------------            ---------------------------------------


Title  Vice President                Title     Chairman
     ------------------------             --------------------------------------



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




                                 PROMISSORY NOTE


$565,000.00                                       New Orleans, Louisiana

                                                  Date: March 31, 1995

                     FOR VALUE RECEIVED, the undersigned South China Brewing Company, Ltd., a corporation organized and existing under the laws of Hong Kong (the "Borrower") promises to pay to the order of Hibernia National Bank (TIN:
72-0210640) at its offices at 313 Carondelet Street, New Orleans, LA 70130 Attn:
Loan Administration (the "Lender"), or such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of FIVE HUNDRED SIXTY FIVE THOUSAND AND NO/100 ($565,000.00) DOLLARS, together with interest payable in accordance with the terms hereof.

                     This Note shall bear interest from date of execution until paid, at a rate equal to the Prime Rate charged by the Citibank, N.A., plus one half (.50%) percent per annum. The term "Prime Rate" shall mean a fluctuating rate of interest equal at all time to the rate of interest announced from time to time by Citibank, N.A. as its base or "prime" rate. The Prime Rate is not necessarily the lowest rate charged by Lender on its loans. If the Prime Rate becomes unavailable during the term of this Note, the Lender may designate a substitute Prime Rate after notice to the Borrower. The Prime Rate on this Note is subject to change from time to time based upon changes in the Prime Rate which will not occur more often than each day. The current Prime Rate is 9.0% per annum, resulting in an initial interest rate of 9.5% per annum. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

                     Interest on this Note shall be payable in arrears on the last day of each calendar quarter, commencing on June 30, 1995, and shall continue until such time as all amounts due hereunder are fully paid. Principal on this Note shall be paid in 3 semi-annual installments on the dates and the amounts set forth below:

                        DATE                   AMOUNT
                        ----                   -------
                 1. September 30, 1995      $56,500.00
                 2. March 31, 1995          $56,500.00
                 3. September 30, 1996      $56,500.00

                     The entire remaining unpaid balance and all accrued and unpaid charges due hereunder shall be due and payable on March 31, 1997.

                     This Note may be prepaid in part or in full at any time.

                     All payments shall be applied first to interest due and accrued and then to principal.

                     The maker of this Note, and any endorser(s), guarantor(s), and surety or sureties to this Note, hereby waive presentment for payment, demand, notice of nonpayment, protest, notice of protest, dishonor, notice of dishonor and all please of division and discussion, and agree that the payment hereof may be extended from time to time, one or more times, without notice of extension(s) and without previous consent hereby binding themselves, in solido, unconditionally and as original promissors, for the payment hereof in principal, interest, costs, and attorney's fees. All parties hereto further agree that they hereby consent to all of the terms and conditions hereof, and that no modification hereof shall be binding unless hereon endorsed in writing and signed by the parties.

                     No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

                     Should this Note not be paid at maturity or when due, as herein provided, or should it become necessary to employ an attorney to enforce the same or recover the amount thereof or any portion of same, or should this Note be placed in the hands of an attorney for collection or compromise or other action, for any reason, the maker(s), and any endorser(s), surety or sureties and/or guarantor(s) of this Note agree to pay the reasonable fees of the attorney who may be employed for that purpose.

                     Notwithstanding anything to the contrary set forth hereinabove, it is hereby agreed, in the making and delivery of this Note, that if any installment of principal and interest or any part thereof is not paid within ten (10) days of the due date, then, at the option of the said payee or holder of this Note, the whole principal and interest shall at once become due and payable.

                     If Borrower fails to pay any payment under this Note in full within ten days of when due, Borrower agrees to pay Lender a late payment fee in the amount equal to 5% of the delinquent amount.

                     Borrower acknowledges that this Note will be secured by a partial guaranty by Sazerac Company, Inc. ("Guarantor") and two Standby Letters of Credit. This Note is further subject to the terms and conditions contained in that certain commitment letter dated March 13, 1995 by and between Borrower, Lender and Guarantor, as the same maybe modified or extended.

                     In addition to any failure to make any installment of principal or interest when due, the following shall constitute events of default under this Note:

                     A. If any representation, warranty or certification made by Borrower or Guarantor herein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made.

                     B.  If a  court  or  governmental  authority  of  competent jurisdiction  shall  enter an  order,  judgment  or decree  appointing,  with or without Borrower's or Guarantor's consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of Borrower or Guarantor or of the whole or any substantial part of its properties and assets, or approving a petition filed against Borrower or Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law and said order, decree or judgment is not rescinded or vacated within 30 days of entry.

                     C. If Borrower or Guarantor shall: (i) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (ii) make an assignment for the benefit of its creditors; (iii) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of itself or of the whole or any substantial part of its properties and assets, (iv) file a petition or answer seeking for itself reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; or (v) be adjudicated insolvent or be liquidated; or admit in writing its inability to pay its debts as they become due.

                     D. If for any reason, the Standby Letters of Credit issued to Lender as beneficiary as security for this Note are revoked by the issuing bank or if any bank issuing the Standby Letters of Credit fails or is otherwise placed into receivership or conservatorship by any applicable federal or state regulatory agency and the Standby Letter of Credit issued by the affected bank is not substituted or other replaced within 30 days to the satisfaction of Lender.

                     Borrower agrees that this Note and the loan evidenced hereby shall be governed by, and construed and interpreted in accordance with, the laws of the State of Louisiana, United States of America and shall constitute a business or commercial Note as provided for in La. R.S. 9:3509. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE AND AGREES THAT ANY SUCH DISPUTE, SHALL, AT THE OPTION OF LENDER, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                 SOUTH CHINA BREWING COMPANY, LTD.

                                 BY:        Peter Bordeaux
                                      -----------------------------

                                 ITS:     Chairman
                                      ------------------------------

[LOGO] HIBERNIA



                                                       POST OFFICE BOX 61540
                                                    NEW ORLEANS, LOUISIANA 70161
                                                         (504) 533-3333




                                                    March 13, 1995



Mr. Jim Ake
Sazerac Company, Inc.
P. O. Box 52821
New Orleans, LA 70152

Dear Jim,

On behalf of Hibernia National Bank ("Lender"), I am pleased to extend this Commitment to South China Brewing Company, Ltd. subject to the basic terms and conditions set forth below.

BORROWER:           South China Brewing Company, Ltd.

AMOUNT
& TYPE:             $565,000 two year term loan.

PURPOSE: To finance the purchase and installation of brewing equipment.

COLLATERAL:         An unconditional  guaranty from Sazerac Company, Inc. in the amount of $250,000 and two standby letters of credit from the two other partners ("Partners"), from banks acceptable to Hibernia, in the total amounts of $315,000. In the event of a drawing under the letters of credit provided by the Partners or a demand under the Sazerac guaranty, Hibernia will rely on the letters of credit to cover 56% of the Borrower's obligations to Lender and on the guaranty to cover 44% of the Borrower's obligations to Lender.

GUARANTIES:         As mentioned  above,  a $250,000  guaranty  will be required from Sazerac Company, Inc.

INTEREST
RATE:               Citibank prime floating + .50%.

TERMS &
REPAYMENT:          Interest  payable  quarterly.   Principal  payments  payable
                    semi-annually based on a 5 year straight



                             HIBERNIA NATIONAL BANK
                    line amortization. Remaining principal due at maturity (balloon payment).

FEES:               No origination fees.




GENERAL
TERMS AND
CONDITIONS:         -Annual  financial  statements  of  Borrower  to be received within 90 days after fiscal year end.
                    -Quarterly company-prepared financial statements of Borrower to be received within 60 days of quarter end.
                    -Satisfactory documentation as required by
                    Lender's legal counsel.
                    -Guarantor  will  be  in  compliance  with  all  other  loan
                    agreements   and   covenants   associated   with  its  loans
                    outstanding.

MATERIAL
CHANGE: It is a condition to funding the Credit Facility that there shall not have occurred, in the opinion of the Lender, any material adverse change in Borrower's or Guarantor's business operation or financial condition, and/or any other facts, circumstances, or conditions upon which the Lender has relied on or utilized in making its credit decision.

DOCUMENTATION:      Borrower  represents  and warrants that all of the materials it has submitted in connection with its loan request together constitute a complete and accurate presentation of all facts material to Lender's issuance of this Commitment
                    Letter.

                    The terms outlined in this letter will remain in place until the Credit Facility has expired and all loans thereunder have been repaid. The terms described herein provide a substantive outline of the Lender's commitment rather than a complete statement of all terms, conditions, and documents which will be required in connection with the transaction described above other than changes that may occur to account for statutory or regulatory matters that may affect this proposed transaction.

FEES &
EXPENSES All fees associated with this transaction will be paid by the Borrower, whether or not the transaction closes. Borrower understands that fees will begin upon acceptance of this Commitment.

Jim, I hope that this Commitment meets with your approval. This Commitment will expire if it is not accepted by March 13, 1995. If accepted, the loan must be closed by March 17, 1995.

To indicate acceptance, please have Peter Bordeaux sign below. If you have any questions, please do not hesitate to call me.

I am presently working on the language that needs to be included in the letters of credit. As soon as it is completed, I will forward it to you so that the issuing banks can finalize their documents. My documents will be drafted through Adams & Reese locally. Luis Perez and Hank Arnold (585-0445) will be assigned to the transaction.

Sincerely,



WILLIAM P. HERRINGTON
- ---------------------------
William P. Herrington
Vice President


ACCEPTED THIS________________ DAY OF MARCH, 1995


South China Brewing Company, Ltd.


By:
   -------------------------------------------


Title:
      ----------------------------------------


Sazerac Company, Inc.


By:
   -------------------------------------------


Title:
      ----------------------------------------